Exhibit 99.3

CONTACT: Viisage

Chad Crouch, 703-414-5474

ccrouch@viisage.com

Viisage Confirms Robert V. LaPenta as Chairman of the Board and Names Former Director of Central Intelligence George Tenet to the Viisage Board of Directors

BILLERICA, Mass.—(BUSINESS WIRE)—Dec. 20, 2005—Robert V. LaPenta has been confirmed as the Chairman of the Board and the former Director of Central Intelligence (DCI) George Tenet has become a member of the Board of Directors of advanced technology identity solutions provider Viisage (NASDAQ: VISGD—News). Both appointments add deeper industry expertise and broader market reach to the company as it seeks to become the de facto standard for protecting and securing personal identities.

“The ability to attract individuals like George Tenet to the Viisage Board is a significant accomplishment for this company and speaks volumes to the opportunities ahead,” said Bob LaPenta, Chairman of the Board of Viisage and Founder and CEO of L-1 Investment Partners. “George’s intimate understanding and experience with the national security community will be invaluable as we strive to become the leader in the identity solutions market.”

Tenet’s seven-year term as the Director of Central Intelligence was the second-longest in U.S. history. He first served as Deputy Director of Central Intelligence from 1995-1997 until he became Director after a unanimous confirmation vote in the United States Senate. He served as the Director until 2004.

President George W. Bush awarded Tenet the Presidential Medal of Freedom in 2004, one of the two highest civilian awards in the U.S. The Presidential Medal of Freedom recognizes individuals who have made an especially meritorious contribution to the security or national interests of the United States, world peace, cultural, or other significant public or private endeavors.

“The Viisage vision aligns with my professional belief that protecting and securing a personal identity should be an end-to-end dynamic process and I am committed to using my Board position to help Viisage with this endeavor,” said Mr. Tenet. “The criticality of Viisage’s strategy for identity solutions should not be underestimated. The ability to verify an individual’s identity, validate their credentials and corroborate that the individual is entitled to the privileges assigned to his or her credential is paramount to protecting our citizens from identity theft and preserving their safety.”

Mr. LaPenta is founder and CEO of L-1 Investment Partners, a private investment management firm specializing in identity authentication and management through biometric-enabled technologies. Mr. LaPenta has more than 30 years of executive management experience, completing more than 60 acquisitions and creating billions of dollars of shareholder wealth.

“We are thrilled to welcome Bob and George to the team and I believe that the contributions to our business that they will make will be immeasurable — I look forward to working closely with them moving forward,” said Bernard Bailey, President and CEO of Viisage. “Bob’s vision, experience and insights, coupled with George’s vast knowledge and ability to address the needs of the federal government, the Department of Homeland Security, and international customers, provides a major boost to our efforts in bringing advanced technology identity solutions to the public and private sector.”

Viisage Board membership today stands at 11, with six independent members. Mr. LaPenta expects to announce the second appointment to the Viisage Board shortly. Members of the Viisage Board of Directors serve a three-year term.

About Viisage

Viisage (NASDAQ: VISGD—News) delivers advanced technology identity solutions for governments, law enforcement agencies and businesses concerned with enhancing security, reducing identity theft, and protecting personal privacy. Viisage solutions include secure credentials such as passports and drivers’ licenses, biometric technologies for uniquely linking individuals to those credentials, and credential authentication technologies to ensure the documents are valid before individuals are allowed to cross borders, gain access to finances, or granted other privileges. With over 3,000 installations worldwide, Viisage’s identity solutions stand out as a result of the Company’s industry-leading technology and unique understanding of customer needs. Viisage’s product suite includes FaceTOOLS® SDK, Viisage PROOF(TM), FaceEXPLORER®, iA-thenticate®, BorderGuard®, FacePASS(TM) and FaceFINDER®.

This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time to time by Viisage through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to the future events or financial performance discussed in this release, based on management’s beliefs and assumptions and information currently available. When used, the words “believe”, “anticipate”, “estimate”, “project”, “should”, “expect”, “plan”, “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, in particular, the possible inability of the Company to achieve the anticipated benefits of the L-1 investment, the size and timing of contract awards, performance on contracts, performance of acquired companies, availability and cost of key components, unanticipated results from audits of the financial results of the Company and acquired companies, changing interpretations of generally accepted accounting principles, outcomes of government reviews, developments with respect to litigation to which we are a party, potential fluctuations in quarterly results, dependence on large contracts and a limited number of customers, lengthy sales and implementation cycles, market acceptance of new or enhanced products and services, proprietary technology and changing competitive conditions, system performance, management of growth, dependence on key personnel, ability to obtain project financing, general economic and political conditions and other factors affecting spending by customers, the unpredictable nature of working with government agencies and other risks, uncertainties and factors including those described from time to time in Viisage’s filings with the Securities and Exchange Commission, including without limitation, Viisage’s Form 10-K for the year ended December 31, 2004 and its quarterly reports on Form 10-Q. Viisage expressly disclaims any obligation to update any forward-looking statements.